   As filed with the Securities and Exchange Commission on September 18, 2000

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                                VERTICALNET, INC.
               (Exact name of issuer as specified in its charter)

           Pennsylvania                                   23-2815834
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation of organization)

                                700 Dresher Road
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)

           VerticalNet, Inc. Employee Stock Purchase Plan, as amended
                 VerticalNet, Inc. 2000 Equity Compensation Plan
   VerticalNet, Inc. Equity Compensation Plan for Employees (1999), as amended
                            (Full title of the plans)

                             James W. McKenzie, Jr.
              Senior Vice President, General Counsel and Secretary
                                VerticalNet, Inc.
                                700 Dresher Road
                           Horsham, Pennsylvania 19044
                                 (215) 328-6100
  (Name, address, telephone number, including area code, of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================


----------------------------------------------------------------------------------------------------------------------
        Title of                     Amount                 Proposed               Proposed             Amount of
    Securities to be                 to be              Maximum Offering      Maximum Aggregate        Registration
       Registered                Registered(1)         Price Per Share(5)       Offering Price            Fee(6)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value                800,000(2)                                 $34,880,000                 $9,208
$0.01 per share                     10,000,000(3)            $43.60              $436,000,000               $115,104
                                     2,000,000(4)                                 $87,200,000                $23,021

----------------------------------------------------------------------------------------------------------------------
                   Totals:          12,800,000                                   $558,080,000               $147,333
----------------------------------------------------------------------------------------------------------------------

===============================================================================

(1) This registration statement covers (i) additional shares of Common Stock of VerticalNet, Inc. that may be offered or sold pursuant to the VerticalNet, Inc. Employee Stock Purchase Plan, as amended, (ii) shares of Common Stock of VerticalNet, Inc. that may be offered or sold pursuant to the VerticalNet, Inc. 2000 Equity Compensation Plan; and (iii) additional shares of Common Stock of VerticalNet, Inc. that may be offered or sold pursuant to the VerticalNet, Inc. Equity Compensation Plan for Employees
     (1999), as amended. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Represents additional shares of Common Stock of VerticalNet, Inc. that may be offered or sold pursuant to the VerticalNet, Inc. Employee Stock Purchase Plan.
(3) Represents shares of Common Stock of VerticalNet, Inc. that may be offered or sold pursuant to the VerticalNet, Inc. 2000 Equity Compensation Plan.
(4) Represents additional shares of Common Stock of VerticalNet, Inc. that may be offered or sold pursuant to the VerticalNet, Inc. Equity Compensation Plan for Employees (1999), as amended.
(5) The maximum offering price is estimated solely for the purposes of calculating the registration fee pursuant to 457(c) and (h) using the average of the high and low sales prices reported by the Nasdaq National Market for the Common Stock of VerticalNet, Inc. on September 15, 2000.
(6) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000264.

                                EXPLANATORY NOTE

         VerticalNet, Inc. (the "Company") files this Registration Statement with respect to (i) 800,000 additional shares of its Common Stock that may be offered or sold pursuant to the VerticalNet, Inc. Employee Stock Purchase Plan, as amended (the "ESPP"), (ii) 10,000,000 shares of its Common Stock that may be offered or sold pursuant to the VerticalNet, Inc. 2000 Equity Compensation Plan, and (iii) 2,000,000 additional shares of its Common Stock that may be offered or sold pursuant to the VerticalNet, Inc. Equity Compensation Plan for Employees
(1999), as amended (the "1999 Plan").

         With respect to the shares referenced in clause (i) above, the Company files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the Registration Statement previously filed by the Company on Form S-8 (File No. 333-72143) on February 11, 1999. The current registration of 800,000 shares of the Registrant's Common Stock will increase the number of shares registered for issuance under the ESPP to 2,000,000 shares.

         With respect to the shares referenced in clause (iii) above, the Company files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the Registration Statements previously filed by the Company on Form S-8 (File Nos. 333-89305 and 333-34222) on October 19, 1999 and April 6, 2000, respectively. The current registration of 2,000,000 shares of the Registrant's Common Stock will increase the number of shares registered for issuance under the 1999 Plan to 14,000,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, as filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000.

         (d) The Company's Current Reports on Form 8-K, as amended, filed with the Commission since December 31, 1999.

         (e) The description of the Common Stock of the Company contained in a registration statement filed on Form 8-A under the Securities Exchange Act of 1934 filed on January 19, 1999, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Certain legal matters with respect to the securities being registered hereby have been passed upon by James W. McKenzie, Jr., Senior Vice President, General Counsel and Secretary of the Company. Mr. McKenzie is paid a salary by, and is a participant in various employee benefits plans of, the Company. Mr. McKenzie beneficially owns Common Stock and has options to purchase Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") provide the Company the power to indemnify any officer or director who was or is a party or is threatened to be made a party to any action or proceeding by reason of the fact that he is or was an officer or director of the Company, against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding, whether the action was instituted by a third party or arose by or in the right of the Company, if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 1743 of the

PBCL provides that to the extent that an officer or director of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the PBCL, or in defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such officer or director in connection therewith.

         The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify any officer or director who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an officer or director of the Company, to the fullest extent permitted under the PBCL.

         The Amended and Restated Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors of the Company so determines, purchasing and maintaining insurance.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

         Exhibit
         Number         Exhibit
         ------         -------
         5.1            Opinion of James W. McKenzie, Jr.
         23.1           Consent of KPMG LLP
         23.2           Consent of Arthur Andersen LLP
         23.3           Consent of Kost Forer & Gabbay
         23.4           Consent of Tonneson & Company CPAs PC
         23.5           Consent of Arthur Andersen LLP
         23.6           Consent of James W. McKenzie, Jr. (included within
                          Exhibit 5.1)

Item 9. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania on September 18, 2000.

                               VERTICALNET, INC.

                               By: /s/ Gene S. Godick
                                  ------------------------------------
                                  Gene S. Godick,
                                  Executive Vice President and Chief
                                    Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                       Title                              Date
                   ---------                                       -----                              ----
/s/ Mark L. Walsh                                 Chairman of the Board and Director           September 18, 2000
------------------------------------
    Mark L. Walsh

/s/ Joseph Galli, Jr.                             President, Chief Executive Officer and       September 18, 2000
------------------------------------              Director (principal executive officer)
    Joseph Galli, Jr.

/s/ Michael J. Hagan                              Executive Vice President, Chief              September 18, 2000
------------------------------------              Operating Officer and Director
    Michael J. Hagan

/s/ Gene S. Godick                                Executive Vice President and Chief           September 18, 2000
------------------------------------              Financial Officer (principal financial
    Gene S. Godick                                officer and accounting officer)


/s/ Douglas A. Alexander                          Vice-Chairman of the Board and Director      September 18, 2000
------------------------------------
    Douglas A. Alexander

/s/ Jeffrey C. Ballowe                            Director                                     September 18, 2000
------------------------------------
    Jeffrey C. Ballowe

/s/ Walter W. Buckley, III                        Director                                     September 18, 2000
------------------------------------
    Walter W. Buckley, III

/s/ Leo J. Hindery, Jr.                           Director                                     September 18, 2000
------------------------------------
    Leo J. Hindery, Jr.

/s/ Howard D. Ross                                Director                                     September 18, 2000
---------------------------
    Howard D. Ross

                                VERTICALNET, INC.

                                INDEX TO EXHIBITS

         Exhibit
         Number            Exhibit
         ------            -------
         5.1               Opinion of James W. McKenzie, Jr.
         23.1              Consent of KPMG LLP
         23.2              Consent of Arthur Andersen LLP
         23.3              Consent of Kost Forer & Gabbay
         23.4              Consent of Tonneson & Company CPAs PC
         23.5              Consent of Arthur Andersen LLP
         23.6              Consent of James W. McKenzie, Jr. (included within
                             Exhibit 5.1)